UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2008

WESTERN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51736	20-5854735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Sheraton Street, London UK W1K 3AJ

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	44 207 479 4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On November 3, 2008, we entered into an agreement with East Dickinson Oil and Gas Co. to acquire a package of 10 State of North Dakota oil & gas exploration leases in and around Dickinson, North Dakota. We have also acquired one State of North Dakota oil & gas lease from the Stark County Oil & Gas Co. amounting to around 750 net acres to be added to our exploration assets upon assignment. All the leases have a 1/8 royalty to the State of North Dakota, with the exception of two of the Leases, which have a 1/6 royalty.

Item 8.01	Other Events

Since October 2007, we have rented offices on a monthly basis in Williston, North Dakota. On November 7, 2008, we gave notice of termination for that office in order to reduce operational and overhead expenses. Effective immediately, we plan to use our offices at 2 Sheraton Street in London, UK as our primary and principal executive office, which we have rented since November of 2005.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Agreement with East Dickinson Oil and Gas Co. and Stark County Oil & Gas Co., dated November 3, 2008
99.1	Press release dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By:	/s/ Dan Bauer

Dan Bauer

President and Director

November 7, 2008